UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2008

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Johnson Controls, Inc. press release dated December 16, 2008, reporting that the registrant withdraws its fiscal 2009 guidance citing the rapid decline in global automotive production and uncertain industry conditions. Additionally, the registrant announced that it expects to report a loss in its 2009 first quarter ending December 31, 2008, primarily resulting from the impact of the dramatically lower automotive production levels on the Company’s automotive experience business. The first fiscal quarter is traditionally the Company’s weakest and generates the smallest portion of its annual profitability. The Company is continuing to adjust its cost structure and evaluate other cost reduction options in response to the environment. These cost structure improvement actions and the performance of the Company’s building efficiency and power solutions businesses should enable the Company to remain profitable in 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

December 16, 2008	By:	Susan M. Kreh

Name: Susan M. Kreh
Title: Vice President and Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Johnson Controls, Inc., dated December 16, 2008